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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4 No. 333-       ) and related prospectus of
CoStar Group, Inc. for the registration of 2,242,000 shares of its common stock, and to the incorporation by reference therein of our report dated February 12, 1999, with respect to the consolidated financial statements of CoStar Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

McLean, Virginia
December 8, 1999